CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Nos. 33-28428, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032 and 333-143063 on Forms S-8 of Baxter International Inc. of our report dated June 25, 2010, appearing in this Annual Report on Form 11-K of Baxter Healthcare of Puerto Rico Savings and Investment Plan for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
Oak Brook, Illinois
June 25, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28428, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032 and 333-143063) of Baxter International Inc. of our report dated June 26, 2009 relating to the 2008 financial statements of Baxter Healthcare of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
June 25, 2010